                      RECEIVABLE PURCHASE PROGRAM AGREEMENT

                  This Receivable Purchase Program Agreement (hereinafter the "Agreement") is made as of the 31st day of January, 1997 by and between General Electric Capital Corporation, a New York corporation ("GE Capital") with offices at 201 High Ridge Road, Stamford, Connecticut 06927 and Plastic Specialties and Technologies, Inc., a Delaware corporation with its chief executive office at 101 Railroad Avenue, Ridgefield, New Jersey 07657 ("PST").

                              W I T N E S S E T H:

                  WHEREAS, PST is in the business of manufacturing and selling garden hose and related products to retailers for sale by retailers to consumers; and

                  WHEREAS, GE Capital will purchase certain Receivables (as defined herein) that result from credit extensions made by PST in connection with PST's sale of garden hose and related products to certain retailers, during the term of this Agreement;

                  NOW THEREFORE, in consideration of the terms and conditions stated herein, and for good and valuable consideration, the receipt of which is hereby acknowledged, GE Capital and PST agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

                  Section 1.01 Certain Defined Terms.

                           As used in this Agreement, the following
terms shall have the following meanings:

         "Affiliate" shall mean, with respect to any Person, (i) each Person that, directly or indirectly, owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, five percent (5%) or more of the stock having ordinary voting power in the election of directors of such Person, (ii) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person or (iii) each of such Person's officers, directors, joint venturers and partners. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

         "Amendment" shall mean that certain Amendment No. 4, to the Senior Loan Agreement.


         "Bankruptcy Code" shall mean Title 11 of the United States Code, as now constituted or as hereafter amended, or any successor law.

         "Business Day" shall mean any day, except Saturday, Sunday, or a day on which banks are required or permitted to be closed in the State of New York.

         "Commercial Paper Rate" shall mean the interest rate for thirty (30) day (or the range of days that includes thirty (30) days) paper placed daily by GE Capital as such interest rate is published in The Wall Street Journal in its "Money Rates" section (or if such publication is discontinued, such other publication of similar type designated by GE Capital). The applicable Commercial Paper Rate on any given day shall be the Commercial Paper Rate as reported on the first Business Day immediately preceding the day as of which such rate is applied.

         "Default" shall mean any event the occurrence of which, with the passage of time or the giving of notice or both, would constitute an Event of Default.

         "Eligible Receivables" shall have the meaning assigned to it in
Section 3.07.

         "Event of Default" shall have the meaning assigned to it in
Section 9.01.

         "Ineligible Receivable" shall mean any Receivable that does not satisfy the criteria for an Eligible Receivable.

         "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest (including, without limitation, any interest of a buyer of accounts or chattel paper which is subject to Article 9 of the UCC), easement or encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the


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foregoing, and the filing of, or agreement to file, any financing statement pursuant to the UCC).

         "Lock Box Account" shall have the meaning assigned to it in the Senior Loan Agreement.

         "Material Adverse Effect" shall mean a material adverse effect on the business, assets, properties, operations, prospects, financial or other condition of PST or on the Receivables purchased by GE Capital under this Agreement.


         "Merchandise" shall mean goods and services sold by PST relating to garden hoses or PVC medical grade compound.

         "Obligations" shall mean, on any day, any and all liabilities or obligations owing by PST to GE Capital pursuant to this Agreement. The term includes, without limitation, any fee, charge, expense, attorney's fee or other sum chargeable to PST pursuant to this Agreement.

         "Obligor" shall mean the Person responsible for paying the debt created by purchases of Merchandise from PST.

         "Person" shall mean and include any individual, partnership, joint venture, corporation, trust, unincorporated organization or government or any department or agency thereof.

         "Program" shall mean the receivable purchase program established in connection with this Agreement. The term "Program" includes the purchase of Receivables by GE Capital, billings, collections, accounting between the parties, and all aspects of the transactions contemplated herein.

         "Purchase Date" shall mean the date on which a particular Receivable is purchased by GE Capital from PST.

         "Purchase Price" shall have the meaning assigned to it in Section 3.02.

         "Purchase Price Adjustment" shall have the meaning assigned to it in
Section 3.05.

         "Purchaser Discount" shall have the meaning assigned to it in
Section 3.03.


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


         "Receivables" shall mean any and all amounts that are due from an Obligor with respect to purchases of Merchandise from PST, including all rights under the sale arrangement with respect thereto and all documentation relating to or otherwise affecting such purchase, including but not limited to, the purchase order, invoice and bill of lading with respect thereto, and including without limitation any charges for Merchandise, sales tax (if any), and all other charges in respect of such transaction and all monies due or to become due with respect to the foregoing and all proceeds of the foregoing, including without limitation, insurance proceeds relating thereto. The term shall include, but not be limited to: (i) whether now existing or hereafter arising and wherever located, all of the accounts, receivables, indebtedness, chattel paper, choses in action, general intangibles, documents, instruments, notes, obligations, and contract rights (as each of the foregoing terms which is defined in the applicable UCC is so defined) related to, comprising, securing or evidencing the obligation, the receivables therefrom and the proceeds thereof, arising in connection with the purchase from PST of Merchandise, (ii) all rights as to any goods or other property which is represented thereby or is security or collateral therefor, and (iii) all guarantees, claims, security interests, or other security held by or granted to secure payment by any Obligor with respect to a purchase from PST.

         "Reserve Account" shall have the meaning assigned to it in Section 4.01.

         "Reserve Balance" shall mean, at any time, the amount reflected as the balance after reflecting all debits and credits to the Reserve Account at such time.

         "Senior Loan Agreement" shall mean that certain Amended and Restated Senior Loan Agreement, dated as of November 8, 1993, as amended, supplemented, restated, replaced, or modified from time to time, between PST, the Lenders party thereto and GE Capital, as Agent for the Lenders.

         "Settlement Date" shall have the meaning assigned to it in Section 4.02.

         "Solvent" as to a Person, shall mean (a) the present fair salable value of such Person's assets is in excess of the total amount of its liabilities, (b) such Person is presently able generally to pay its debts as they become

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due, and (c) such Person does not have unreasonably small capital to carry on such Person's business as theretofore operated and all business in which such Person is about to engage. The phrase "present fair salable value" of a Person's assets is intended to mean that value which can be obtained if the assets are sold within a reasonable time in arm's-length transactions in an existing and not theoretical market.

         "UCC" shall mean the Uniform Commercial Code (or similar law) of the jurisdiction with respect to which such term is used, as in effect from time to time.

         "Write-Off Criterion" shall mean the criterion utilized in determining when a Receivable purchased by GE Capital shall be written-off for non-payment which such criterion is as follows: any Receivable purchased by GE Capital pursuant to this Agreement shall be written-off by GE Capital if it remains unpaid 180 days past the due date of such Receivable (i.e. if a Receivable is payable sixty (60) days after the invoice date, it shall be written-off two hundred and forty (240) days after the invoice date).

         "Written-Off Receivable" shall mean a Receivable that is owned by GE Capital and is written-off by GE Capital in conformity with the Write-Off Criterion.


                  The terms defined in this Agreement shall mean and include the plural as well as the singular. Pronouns of the masculine gender shall mean and include correlative words of the feminine and neuter genders.


                                   ARTICLE II
                            ESTABLISHMENT OF PROGRAM

         Section 2.01. GE Capital to Purchase Receivables.

                  GE Capital shall purchase, without recourse, Eligible Receivables from PST, in accordance with the terms of this Agreement. Under no circumstances shall GE Capital be required to purchase Receivables if after such purchase of Receivables the aggregate outstanding amount owed by Obligors with respect to Receivables purchased by GE Capital, including Written-Off Receivables, but not including those Receivables repurchased by PST, will exceed Twelve Million Dollars ($12,000,000).

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         Section 2.02. PST to Service Receivables.

                  (a) PST shall service the Receivables sold to GE Capital under this Agreement. Service shall include all of the kinds of services provided by PST with respect to Receivables in the six (6) months prior to the date hereof, as well as any additional services provided by PST with respect to Receivables not purchased by GE Capital. Service shall include, but not be limited to, billing, collecting, dunning, processing payments and credits, taking returns, making adjustments, and resolving complaints. Service shall be provided with the same diligence and frequency of service provided by PST in connection with Receivables not purchased by GE Capital, but having the same Obligors as Receivables purchased by GE Capital. In no event shall the diligence and frequency of service provided by PST be less than that performed in connection with other Obligors of Receivables or less than that performed with respect to Receivables in the six (6) months prior to the date hereof. For the avoidance of doubt, service by PST shall in no way affect GE Capital's right to sue Obligor's for delinquent payments with respect to Receivables purchased by GE Capital and not repurchased by PST.

                  (b) As part of service, PST shall cause to be deposited all payments received with respect to Receivables purchased by GE Capital into the Lock Box Account utilized in connection with the Senior Loan Agreement, which such funds shall be transmitted daily by wire transfer to an account designated by GE Capital.

                  (c) PST shall provide GE Capital daily with a report that includes (i) a daily cash journal detailing collections for the prior day on Receivables purchased by GE Capital and (ii) a daily credit memo register containing a detailed breakdown of the collections that pay down the Senior Loan Agreement and those that pay down the Receivables purchased by GE Capital. GE

Capital shall apply payments made by PST to GE Capital which are allocable to Receivables purchased by GE Capital to the outstanding balance of such Receivables.

                  (d) PST shall provide GE Capital by Friday of each week with a detailed aged trial balance, aged by the due date of each invoice, of the Receivables purchased by GE Capital which remain unpaid. In addition, PST shall provide GE Capital with calculations of the Purchase Price Adjustments specified in Section 3.05.

                  (e) PST expressly acknowledges that GE Capital reserves the right, in its sole discretion, to replace PST as the servicer of the Receivables sold to GE Capital. If GE Capital chooses to replace PST as the servicer of the Receivable sold to GE Capital, PST shall provide GE Capital with all documentation and information (including print and electronic) reasonably necessary, in the opinion of GE Capital, to service such Receivables.

         Section 2.03. Transfer of Receivables

                  By sale of a Receivable to GE Capital, PST shall be deemed to have transferred, assigned and otherwise conveyed to GE Capital, without recourse, all right, title and interest of PST in and to such Receivable, and all monies to be paid thereon, free and clear of all liens, subordinations, security interests and encumbrances. Upon the sale of a Receivable to GE Capital, PST shall deliver to GE Capital copies of each invoice and signed bills of lading with respect to each purchased Receivable, together with a certificate from an officer of PST confirming the continued accuracy of all representations and warranties contained in Section 6.01 hereof, as well as all other documents reasonably requested by GE Capital with respect to each purchased Receivable.

         Section 2.04. Structuring Fee.

                  PST hereby agrees to pay GE Capital a non-refundable structuring fee for the Program of Eighty Thousand Dollars ($80,000) upon satisfaction of the conditions in Section 5.01.


                                   ARTICLE III
                          ADMINISTRATION OF THE PROGRAM

         Section 3.01 Purchase Period.

                  (a) Notwithstanding any other provisions in this Agreement, GE Capital's obligation to purchase Eligible Receivables is limited to Eligible Receivables offered for sale to GE Capital by PST under this Program during the months of January, February, March, April and May of each year so long as this Agreement is in effect.

                  (b) Notwithstanding any other provisions in this Agreement, GE Capital's obligation to purchase Eligible Receivables shall be limited to making purchases once per calendar week during the applicable purchase period identified in subsection (a) above, it being understood that title to a Receivable shall pass to GE Capital when payment is made by GE Capital pursuant to Section 3.04 hereof.

         Section 3.02 Purchase Price.

                  The purchase price of each Eligible Receivable sold to GE Capital under this Agreement shall be the amount owed by the Obligor with respect to the purchase of Merchandise reflected by such Receivable, less the product obtained by multiplying such amount by the Purchaser Discount ("Purchase Price").

         Section 3.03 Purchaser Discount.

                  The discount applicable to purchases ("Purchaser Discount") shall be calculated as follows:

                  (a) For Receivables with respect to which payment in full is due thirty (30) days or less from the Purchase Date, the Purchaser Discount shall be the result obtained by adding three percent (3%) to the Commercial Paper Rate, multiplying that sum by thirty (30), multiplying that result by eighty five percent (85%), and dividing that result by three hundred and sixty
(360).

                  (b) For Receivables with respect to which payment in full is due sixty (60) days or less, but more than thirty (30) days, from the Purchase Date, the Purchaser Discount shall be the result obtained by adding three percent (3%) to the Commercial Paper Rate, multiplying that sum by sixty (60), multiplying that result by eighty five percent (85%), and dividing that result by three hundred and sixty (360).

                  (c) For Receivables with respect to which payment in full is due ninety (90) days or less, but more than sixty (60) days, from the Purchase Date, the Purchaser Discount shall be the result obtained by adding three percent (3%) to the Commercial Paper Rate, multiplying that sum by ninety (90), multiplying that result by eighty-five percent (85%), and dividing that result by three hundred and sixty (360).

         Section 3.04 Purchase and Payment.


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                  Within two (2) Business Days after PST proposes a sale of
Receivables to GE Capital, which such proposal shall be made upon providing GE

Capital with all documentation reasonably required by GE Capital in order for GE Capital to determine whether the Receivables proposed for sale by PST are Eligible Receivables, which such determination by GE Capital shall not be deemed to waive or otherwise affect a subsequent finding pursuant to Section 3.08 hereof that such Receivables are Ineligible Receivables, GE Capital shall purchase such Eligible Receivables and GE Capital shall pay to PST an amount equal to eighty-five percent (85%) of the amount of the purchased Eligible Receivables in immediately available funds by crediting an account in the name of PST, account number 2070167394865 at First Union Bank located in New Jersey, provided, however, that GE Capital may deduct from such payment any and all amounts then due and payable to GE Capital by PST pursuant to this Agreement. The remaining balance of the Purchase Price shall be credited on GE Capital's books to the Reserve Account as specified in Section 4.03.

         Section 3.05 Purchase Price Adjustment.

                  If the Obligor of any Receivable purchased by GE Capital does not pay the full amount owing with respect to such Receivable on or before the payment due date for such Receivable, PST shall pay GE Capital on each Settlement Date a Purchase Price Adjustment for each such Receivable during the period of time that transpires from the payment due date until the earliest of
(i) the date on which payment in full with respect to such Receivable is actually made, (ii) the date on which such Receivable becomes a Written-Off Receivable, or (iii) the date on which such Receivable is repurchased by PST if repurchase is required by this Agreement. The adjustment to the Purchase Price paid by PST to GE Capital ("Purchase Price Adjustment") shall equal the result obtained by multiplying (i) the unpaid balance on such Receivable after the due date by (ii) the result obtained by adding three percent (3%) to the Commercial Paper Rate, multiplying that sum by the number of days in which payment is past the due date (less the number of days, if any, for which a Purchase Price Adjustment has already been paid), multiplying that result by eighty-five percent (85%), and dividing that result by three hundred and sixty (360). Within three (3) Business Days following the earlier of (i) the date on which payment with respect to such Receivable is actually made or (ii) the date on which such


                                        9

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Receivable becomes a Written-Off Receivable, PST shall pay to GE Capital any remaining Purchase Price Adjustment.

         Section 3.06 Returns, Credits, Allowances or
                      Chargebacks.

                  (a) PST may in the normal course of its business take returns, give credits or grant other allowances to Obligors with respect to Receivables purchased by GE Capital. In such events PST shall pay GE Capital the sum of (i) the amount of such return, credit or allowance less the Purchaser Discount applied to the portion of the Receivable associated with the Merchandise constituting the return, credit or allowance, plus (ii) an amount equal to the result obtained by multiplying (x) the amount specified in (i) by (y) the result obtained by adding three percent (3%) to the Commercial Paper Rate, multiplying that sum by the number of days since the Receivable associated with the applicable return, credit or allowance was purchased by GE Capital, multiplying that result by eighty-five percent (85%), and dividing that result by three hundred and sixty (360). GE Capital shall also decrease the Reserve Balance by the amount credited to the Reserve Account allocable to the amount of such return, credit or allowance.

                  (b) GE Capital may charge PST for all amounts where the Obligor with respect to a Receivable purchased by GE Capital asserts any claim, defense or offset to payment, including but not limited to where the Obligor asserts that PST failed to provide the Obligor with the agreed upon Merchandise. GE Capital may also charge PST where there is a claim by the Obligor that payment is excused by PST's actions or failure to act, where PST had a legal or contractual obligation to act, including but not limited to where there has been a failure to service a Receivable in accordance with Section 2.02. If GE Capital charges PST for any of the above events in this subsection, PST shall pay GE Capital the sum of (i) the amount of the unpaid obligation less the Purchaser Discount on the portion of the Receivable associated with the Merchandise for which there is a non-payment, plus (ii) an amount equal to the result obtained by multiplying (x) the amount specified in (i) by (y) the result obtained by adding three percent (3%) to the Commercial Paper Rate, multiplying that sum by the number of days since the Receivable associated with the applicable claim, defense, offset or non-payment was purchased by GE Capital, multiplying that result by eighty-five percent (85%), and dividing that result by three hundred and sixty


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(360). GE Capital shall also decrease the Reserve Balance by the amount credited to the Reserve Account allocable to the amount of such claim, defense, offset or non-payment.

                  (c) If adjustments to the Reserve Account under subsections
(a) and (b) above reduce the Reserve Balance to less than fifteen percent (15%) of the total balance outstanding on Receivables purchased by GE Capital excluding the amount of Written-Off Receivables and the amount of Receivables repurchased by PST, GE Capital may at its option: (i) deduct the amount of such deficiency from the cash payment portion of future purchases of Receivables from PST, and credit the Reserve Account with the amount so deducted, provided, however, that GE Capital shall limit such cash payment deduction to the extent that such deduction would reduce the cash payment portion of Receivables purchased by GE Capital to less than eighty percent (80%) of their face amount, and/or (ii) make a written request for payment from PST for such deficiency in which event PST shall pay GE Capital the amount of such deficiency within three
(3) Business Days after receipt of such notice, which amount shall be credited to the Reserve Balance upon receipt of good funds.

                  (d) Upon GE Capital's receipt of good funds from PST under subsections (a) and (b) above, title to such portion of the Receivable for which payment was made by PST to GE Capital shall be transferred, assigned and otherwise conveyed to PST and GE Capital shall have no lien on that portion of the Receivable, all proceeds of such portion of the Receivable and any returned Merchandise with respect to such portion of the Receivable and all proceeds of any of the foregoing.

         Section 3.07 Eligible Receivables.

                  GE Capital shall be obligated to purchase only those Receivables meeting all the following criteria at the time the Receivable is tendered to GE Capital for purchase, which criteria may be modified by GE Capital in its sole discretion upon notice to PST ("Eligible Receivables"):

                  (a) The Obligor of the Receivable must be one of Servistar Corporation, The Home Depot, Inc., Walmart Stores, Ace Hardware, Baxter International or Orchard Supply, or successors thereto if approved in writing by GE Capital; provided, however, that


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                           notwithstanding anything otherwise provided herein,
                           GE Capital shall not be obligated and PST shall not tender to GE Capital any Receivable with respect to which Walmart Stores is the Obligor unless and until the Chief Executive Officer or Chief Financial Officer of PST certifies in writing to GE Capital that Walmart Stores has been notified of the contemplated sales to GE Capital of Receivables relating to Walmart Stores and that such sales of Receivables to GE Captial will not violate, conflict with or result in a breach or default under any agreement or other document with respect to Walmart Stores to which PST is a party or by which it or any of its property is bound;

                  (b) The Obligor must have a debt rating for senior unsecured debt of at least BBB as determined by Standard & Poors or at least Baa as determined by Moody's Investors Service, provided, however that, if Ace Hardware and Servistar Corporation shall not be rated by Standard & Poors or Moodys then Receivables associated with such Obligors shall be eligible for purchase by GE Capital so long as no more than two million dollars ($2,000,000) in the aggregate of such Receivables purchased by GE Capital remain outstanding at any time;


                  (c) The sale of the Merchandise giving rise to the Receivable must have occurred no more than ten (10) days prior to the purchase of the Receivable by GE Capital and payment by the Obligor must be due in full in ninety (90) days or less from the date of the sale of the Merchandise;

                  (d) The Receivable must have been generated solely by PST's garden hose and/or PVC medical grade compound business;

                  (e) The Receivable must (i) be wholly owned by PST, (ii) be sold to GE Capital free of any claims, security interests or other encumbrances except as provided in the Amendment, (iii) be subject to no defenses, claims or offsets that have been asserted prior to the sale of such Receivable, and (iv) not be related to Merchandise that PST knows to be defective;

                  (f) The Receivable must satisfy all applicable requirements of PST's credit and collection policies which such policies must be reasonably acceptable to GE Capital and PST would make the sale on credit giving rise to the Receivable even if the Receivable were not being tendered to GE Capital for purchase;

                  (g) The Obligor must not owe to PST and/or GE Capital (with respect to Receivables purchased from PST) more than twenty-five percent (25%) of the total outstanding amount associated with purchases from PST that is more than sixty (60) days past the due date;

                  (h) The Obligor on the Receivable may not be the United States, any federal, state or local governmental entity or agency, or any public agency;

                  (i) The amount owing on the Receivable must be payable in United States dollars and the Obligor must be domiciled in the United States;

                  (j) The Receivable may not represent sales for bill and hold or progress billed and the Merchandise must be delivered to and accepted without any exceptions by the Obligor;


                  (k) The sale associated with the Receivable must have been accepted by the Obligor and there is a signed bill of lading; and

                  (l) The Obligor of the Receivable must not be an Affiliate of PST.

                  (m) The Obligor of the Receivable generally pays according to specific invoices, identifying which invoices are being paid (i.e. not lump sum payments), and generally pays the oldest invoice first.


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


         Section 3.08 Ineligible Receivables.

                  (a) If after a Receivable is purchased by GE Capital it is discovered that the Receivable was an Ineligible Receivable on the date of purchase, PST shall repurchase such Ineligible Receivable from GE Capital for the sum of (i) the Purchase Price of such Receivable plus (ii) an amount equal to the result obtained by multiplying (x) the amount of such Ineligible Receivable by (y) the result obtained by adding three percent (3%) to the Commercial Paper Rate, multiplying that sum by the number of days since the Ineligible Receivable was purchased by GE Capital, multiplying that result by eighty-five percent (85%), and dividing that result by three hundred and sixty
(360). GE Capital shall also decrease the Reserve Balance by the amount credited to the Reserve Account allocable to the amount of such Ineligible Receivable. If such adjustment to the Reserve Account reduces the Reserve Balance to less than fifteen percent (15%) of the of the total balance outstanding on Receivables purchased by GE Capital excluding the amount of Written-Off Receivables and the amount of Receivables repurchased by PST, GE Capital may at its option: (a) deduct the amount of such deficiency from the cash payment portion of future purchases of Receivables from PST and credit the Reserve Account with the amount so deducted, provided, however, that GE Capital shall limit such cash payment deduction to the extent that such deduction would reduce the cash payment portion of Receivables purchased by GE Capital to less than eighty percent (80%) of their face amount, and/or (b) make a written request for payment from PST for such deficiency in which event PST shall pay GE Capital the amount of such deficiency within three (3) Business Days after receipt of such notice of such deficiency, which amount shall be credited to the Reserve Balance upon receipt of good funds.

                  (b) Upon GE Capital's receipt of good funds from PST under subsection (a) above, title to such portion of the Ineligible Receivable for which payment was made by PST to GE Capital shall be transferred, assigned and otherwise conveyed to PST and GE Capital shall have no lien on that portion of the Ineligible Receivable, all proceeds of such portion of the Ineligible Receivable and any returned Merchandise with respect to such portion of the Ineligible Receivable and all proceeds of any of the foregoing.


         Section 3.09 Payment Period.


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


                  With respect to any provision in this Agreement for which a payment is owed from one party hereto to the other and for which this Agreement does not specify when such payment is to be made, the parties hereto agree that such payment shall be made by the owing party to the other party hereto within three (3) Business Days following written demand for such payment.

         Section 3.10 Minimum Purchase Requirement.

                  Notwithstanding any other provisions in this Agreement, GE Capital's obligation to purchase Eligible Receivables is limited to batches of such Eligible Receivables with an invoice face amount of Two Hundred and Fifty Thousand Dollars ($250,000) or more.


         Section 3.11 Obligor Notification.

                  GE Capital shall have the right to notify Obligors with respect to Receivables purchased by GE Capital that it has purchased such Receivables if either (i) an Event of Default has occurred, (ii) PST is no longer the servicer of the Receivables, (iii) GE Capital is legally required to do so to protect its interest in the Receivables as determined by GE Capital, or
(iv) such Receivables are Written-Off Receivables.


                                   ARTICLE IV
                                 RESERVE ACCOUNT

         Section 4.01 Establishment.

                  GE Capital shall create, on its books, a record known as the "Reserve Account". PST has, and shall have, no right, title, or interest in or to the Reserve Account or the Reserve Balance (which Reserve Balance shall be nonsegregated and mingled with the funds of GE Capital) except those rights pursuant to Section 4.06 hereunder. PST is not and shall not be entitled to any interest or profit on the Reserve Balance.

         Section 4.02 Settlement.

                  As of the last Business Day of every month ("Settlement Date"), GE Capital shall review the Reserve

Balance and adjust the Reserve Balance in accordance with this Article.

         Section 4.03 Credits.

                  GE Capital shall credit the Reserve Account as follows: (a) the amount specified in Section 3.04 to be credited to the Reserve Account, (b) the amount specified in Section 3.06(c) to be credited to the Reserve Account,
(c) the amounts specified in Section 4.05 to be credited to the Reserve Account and (d) any other amounts received by GE Capital from or in respect of PST pursuant to this Agreement with respect to the Reserve Account.

         Section 4.04 Debits.

                  GE Capital may decrease the Reserve Balance by (a) any amounts due from PST pursuant to this Agreement, including but not limited to any Purchase Price Adjustments, any amounts due from returns, credits or allowances of any nature issued, owing or claimed by Obligors of Receivables purchased by GE Capital as specified in Sections 3.06(a) and 3.06(b), and any amounts due on Ineligible Receivables as specified in Section 3.08 and (b) any amounts paid by GE Capital to PST when the Reserve Balance is in excess of fifteen percent (15%) of the total balance outstanding on Receivables purchased by GE Capital excluding the amount of Written-Off Receivables and the amount of Receivables repurchased by PST, as further set forth in Section 4.06 hereof.

         Section 4.05 Amounts Due GE Capital.

                  If, on any Settlement Date the Reserve Balance is less than fifteen percent (15%) of the total balance outstanding on Receivables purchased by GE Capital excluding the amount of Written-Off Receivables and the amount of Receivables repurchased by PST, GE Capital may at its option: (a) deduct the amount of such deficiency from the cash payment portion of future purchases of Receivables from PST and credit the Reserve Account with the amount so deducted, provided, however, that GE Capital shall limit such cash payment deduction to the extent that such deduction would reduce the cash payment portion of Receivables purchased by GE Capital to less than eighty percent (80%) of their face amount, and/or (b) make a written request for payment from PST for such deficiency in which event PST shall pay GE Capital the amount of such deficiency within three (3) Business Days after receipt of such notice of such deficiency, which amount shall be credited to the Reserve Balance upon receipt of good funds.

         Section 4.06 Amounts Due PST.


                  (a) If, on any Settlement Date on which (a) the Reserve Balance is greater than fifteen percent (15%) of the total balance outstanding on Receivables purchased by GE Capital excluding the amount of Written-Off Receivables and the amount of Receivables repurchased by PST, and (b) there is not a Default or an Event of Default, GE Capital shall pay PST within three (3) Business Days of such Settlement Date the amount by which the Reserve Balance is greater than fifteen percent (15%) of the total balance outstanding on Receivables purchased by GE Capital excluding the amount of Written-Off Receivables and the amount of Receivables repurchased by PST, and GE Capital shall deduct such amount from the Reserve Balance. Within three (3) Business Days after May 31 of each calendar year that this Agreement is in effect and within three (3) Business Days after termination of this Agreement, GE Capital shall pay PST the Reserve Balance if there is no balance outstanding with respect to Receivables purchased by GE Capital excluding Written-Off Receivables and Receivables repurchased by PST, and no amount is due and payable to GE Capital by PST pursuant to the terms hereof; and provided, further, that GE Capital may retain, with respect to any pending claims or matters, if any, in connection with which it is reasonably likely that PST will become obligated to GE Capital, such portion of the Reserve Balance as GE Capital finds to be a reasonable approximation of such claim or matter. Any retained amount that remains after the resolution of such claim or matter shall be returned to PST within five (5) Business Days following such resolution.

         Section 4.07 Statements.

                  As of each Settlement Date, GE Capital shall provide PST with a statement setting forth all transactions with respect to the Reserve Account during the period since the prior Settlement Date, or in the event there is no prior Settlement Date, during the period since the inception of this Agreement. Any such monthly statement shall be deemed final, binding, and conclusive upon PST in all respects as to all matters reflected therein, except as to manifest error, unless PST, within thirty (30) days after receipt of the statement notifies GE Capital in writing of any objections which PST may have to any such statement. In that event, only those items expressly objected to in such notice shall be deemed to be disputed by PST.


                                    ARTICLE V
                                   CONDITIONS

         Section 5.01 Conditions to Obligations of GE Capital.

                  Notwithstanding any other provision of this Agreement, GE Capital shall have no obligation or liability hereunder unless and until GE Capital shall have waived or received, in form and substance reasonably satisfactory to GE Capital the following items; provided, however, that if the following items have not be satisfied or waived on or before February 28, 1997, this Agreement shall terminate on February 28, 1997:

                  (a) A favorable opinion of counsel substantially in the form of Exhibit A, including but not limited to, an opinion that the implementation of this Program does not result in a default of the Senior Loan Agreement or the Indenture dated as of November 8, 1993 between PST and First Fidelity Bank, N.A. Pennsylvania, as trustee;

                  (b)      The Amendment in form and substance
                           satisfactory to GE Capital;

                  (c) Resolutions of PST's board of directors, certified by the secretary or assistant secretary of PST, as of the date hereof, to have been duly adopted and be in full force and effect on such date, authorizing (i) the execution, delivery and performance of this Agreement and all documents executed and to be executed pursuant hereto, (ii) the purchase of Receivables by GE Capital and the granting of the Liens herein provided for, and (iii) specific officers to execute and deliver this Agreement and all other related documents and instruments;

                  (d) Certificates of the secretary or assistant secretary of PST, dated as of the date hereof, as to the incumbency and signatures of the officers of PST, together with evidence of the incumbency of such secretary or assistant secretary;

                  (e) Evidence in form and substance satisfactory to GE Capital that financing statements (form UCC-1 or others) have been filed with all filing officers desired by GE Capital; and

                  (f) The accountant's letter referred to in the opinion of counsel attached hereto as Exhibit A must be satisfactory to GE Capital.

         Section 5.02 Conditions to Purchase by GE Capital.


                  GE Capital shall have no obligation to continue to purchase Eligible Receivables under this Agreement, which obligation to purchase shall have no effect on PST's obligation to perform under this Agreement, if:

                  (a) an Event of Default or a Default has occurred and is continuing;

                  (b) an Event of Default or a Default, each as defined in the Senior Loan Agreement, has occurred and is continuing; or

                  (c)      any Representation or Warranty of PST contained in
                           Section 6.01 of this Agreement is not true and correct as of the date of the proposed sale of Receivables to GE Capital.


                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

         Section 6.01 Warranties of PST.

                  PST hereby makes the following representations and warranties to GE Capital as of the date hereof, which representations and warranties shall be deemed to be restated and remade on the date of each proposed sale of Receivables to GE Capital pursuant to this Agreement:

                  (a) Due Organization; Authorization, Etc. PST is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and, at all relevant times, has all necessary power and authority to originate and/or acquire the Receivables. The execution, delivery and performance by PST of this Agreement and the transactions contemplated hereby are within its corporate powers and have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by PST and constitutes the legal, valid and binding obligation of PST, enforceable against PST in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws and general equitable principles.


                  (b) No Conflict. The execution, delivery and performance by PST of this Agreement and the transactions contemplated hereby do not and will not violate, conflict with or result in a breach or default under the certificate of incorporation or bylaws of PST, any state or federal law or regulation applicable to PST or any agreement or other document to which PST is a party or by which it or any of its property is bound.

                  (c) Consents. Except with respect to GE Capital in connection with the Senior Loan Agreement and the UCC filings contemplated by subsection (h) below, no authorization, approval, consent or other action by, and no notice to or filing with, any governmental authority or regulatory body or other person is or will be required to be obtained or made by PST for the due execution, delivery and performance of this Agreement and the transactions contemplated hereby.

                  (d) Title to the Receivables. PST is the lawful owner of or has the right to sell the Receivables being sold on each date of sale hereunder. The debt represented by each Receivable sold to GE Capital was, at the time of its origination, the legal, valid and binding obligation of the Obligor thereon in accordance with its terms subject to the effect of bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally. Upon the purchase by GE Capital of Receivables hereunder, GE Capital shall acquire free, clear and unencumbered title in and to such Receivables, subject to the Amendment. PST has performed all of its obligations with respect to such Receivables and there is no requirement for future advances or performance by PST with respect to the Merchandise relating to the Receivable.

                  (e) Documentation and Compliance with Law. The copies of each invoice and signed bills of lading with respect to each purchased Receivable delivered to GE Capital, as well as all other documents and reports required to be delivered or provided to GE Capital hereunder, shall be true and correct in all material respects. The origination, administration and collection of each of the Receivables sold to GE Capital, including without limitation, all documentation and/or promotional materials relating thereto, complied with all applicable laws and regulations in all material respects.

                  (f) No Defenses. To the best of PST's knowledge, each Receivable sold to GE Capital is at the time of sale to GE Capital an Eligible
                           Receivable.

                  (g) Lawful Assignment. No Receivable sold to GE Capital has been originated in, or shall be subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Receivable under this Agreement are unlawful, void or voidable.

                  (h) All Filings Made. All filings (including, without limitation, UCC filings) necessary in any jurisdiction to give GE Capital a first priority perfected ownership interest in the Receivables sold to GE Capital have been made.

                  (i) Chattel Paper. No Receivable constitutes "chattel paper" as defined in the UCC.

                  (j) Bankruptcy. No Obligor with respect to a Receivable sold to GE Capital was the subject of a bankruptcy proceeding as of the date such Receivable was sold to GE Capital.

                  (k)      Solvency.  PST is Solvent.

                  (l)      No Litigation.  No action, claim or
                           proceeding before any court, board,
                           commission, agency, or instrumentality of any federal, state, or local government or of any agency or subdivision thereof or before any arbitrator or panel of arbitrators, is now pending or, to the knowledge of PST, threatened against PST, at law, in equity, or otherwise, which, if determined adversely, could have a Material Adverse Effect, nor to the knowledge of PST does a state of facts exist which is reasonably likely to give rise to any such proceedings. No action, claim or proceeding before any court, board, commission, agency, or instrumentality of any federal, state, or local government or of any agency or subdivision thereof or before any arbitrator or panel of arbitrators questions the validity of this Agreement or any action taken or to be taken pursuant hereto or any of the conditions precedent thereto.

                  (m) Executive Office and Return Locations. (a) The chief executive office of PST is at 101 Railroad Avenue, Ridgefield, New Jersey 07657, (b) the chief executive office of PST will during the term of this Agreement be located at such location or at such other location as PST shall, from time to time, specify upon at least sixty (60) days prior written notice to GE Capital, (c) all records relating to Receivables purchased by GE Capital and maintained by PST are maintained at PST's chief executive office, or at such other locations as are set forth on Exhibit B annexed hereto, as such Exhibit may be amended by PST from time to time upon sixty
                           (60) days prior written notice to GE Capital,

                           (d) PST takes returns of Merchandise sold in connection with Receivables owned by GE Capital only in Ridgefield, New Jersey, Waco, Texas and Sparks, Nevada; provided, however, that PST may take returns at additional locations from time to time upon sixty
                           (60) days prior written notice to GE Capital.


                                   ARTICLE VII
                              AFFIRMATIVE COVENANTS

         To induce GE Capital to purchase Receivables, PST makes the following covenants to GE Capital, each and all of which shall survive the execution and delivery of this Agreement until this Agreement terminates pursuant to Article VIII and there are no amounts owing on Receivables purchased by GE Capital that were not repurchased by PST, with the exception of Written-Off Receivables:


         Section 7.01 Compliance with Law. PST's actions, including, without limitation, the provision of services under Section 2.02 and the actions of

Persons on PST's behalf (or failures to act where any of the foregoing has a duty to act under this Agreement) shall comply with all federal, state, and local laws, statutes, ordinances, rules, regulations, orders and rulings, including, without limitation, court and FTC orders, ERISA, those regarding the collection, payment and deposit of employees' income, unemployment, and social security taxes, and those relating to environmental matters where failure to comply may have a Material Adverse Effect. Without limiting the generality of the foregoing, PST shall additionally be obligated to cause all forms utilized by PST to comply with those laws, statutes, ordinances, rules, regulation, orders and rulings during the term of this Agreement, which obligation shall include from time to time providing revisions of such forms so that they so comply where failure to comply may have a Material Adverse Effect.

         Section 7.02 Maintenance of Existence and Conduct of Business. PST shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

         Section 7.03 Books and Records. PST shall keep adequate records and books of account with respect to its business activities, in which proper entries, reflecting all of PST's financial transactions, are made in all material respects in accordance with generally accepted accounting principles.

         Section 7.04 Litigation. PST shall notify GE Capital in writing, promptly upon learning thereof, of any litigation that (a) affects the Receivables owned by GE Capital or (b) if adversely determined, would have a material adverse effect on PST's ability to perform fully its obligations under this Agreement.

         Section 7.05 Agreements. PST shall perform all of its material obligations and enforce all of its material rights pursuant to each agreement to which it is a party.

         Section 7.06 Adverse Transactions. Except in the ordinary course of business and in accordance with PST's previous practices, PST shall not permit or agree as servicer to any extension, compromise, or settlement, or make any changes or modification of any kind or nature with respect to any Receivable sold to GE Capital, including any of the terms relating thereto. PST shall not enter into any agreement, which at the time such agreement is entered into, has a material adverse effect on PST's ability to perform its obligations under this Agreement.

         Section 7.07 Liens. Except as contemplated by the Amendment, PST shall not create or permit any Lien in and to the Receivables which are sold to GE Capital, or the Reserve Account except presently existing or hereafter created Liens in favor of GE Capital and Liens created by or through GE Capital.


         Section 7.08 Events of Default. PST shall not take or omit to take any action, which act or omission would constitute an Event of Default pursuant hereto.

         Section 7.09 Services. PST shall provide and maintain reasonable services with respect to the Merchandise reflected in Receivables sold to GE Capital and shall comply with all of its warranties and other obligations with respect to such Merchandise.

         Section 7.10 Insurance. PST shall maintain insurance policies with insurers in such amounts and insuring it against such types of loss or damage as are customarily maintained by corporations engaged in similar businesses with respect to its property.

         Section 7.11 Other Agreements. PST shall promptly provide to GE Capital all public filings or publicly available information (e.g., press releases) concerning any new debt agreements or security agreements, amendments or modifications of any existing debt agreements, security agreements, as well as all other contracts in the amount of $3,000,000 or more to which PST is a party or by which it is bound (other than agreements for the purchase of raw materials, inventory or merchandise sold by PST in the ordinary course of PST's business) with the exclusion of leases on facilities entered into prior to the date of this Agreement and amendments, extensions and renewals thereto. If GE Capital so requests, PST shall provide to GE Capital copies of said agreements, amendments, modifications or contracts.


                                  ARTICLE VIII
                                   TERMINATION

         Section 8.01 Term.

                  (a) Except as otherwise provided herein, the Program contemplated by this Agreement shall commence on the date hereof and shall continue until the earlier of (i) the date on which the Senior Loan Agreement terminates or (ii) May 31, 2000.

                  (b) Notwithstanding Section 8.01(a) hereof, this Agreement shall terminate automatically, without further action by either party, upon the occurrence of an Event of Default under Section 9.01(e) and, upon any such termination, GE Capital shall be relieved of further obligations to continue to purchase Receivables hereunder, and all Obligations automatically shall be deemed forthwith due and payable.

         Section 8.02 Effect of Termination.


                 No termination (regardless of cause or procedure) of this Agreement shall in any way affect or impair the powers, obligations, duties, rights, indemnities, liabilities, undertakings, covenants, warranties and/or representations (individually and collectively, "Provisions") of PST or GE Capital as specified in this

Agreement, except that GE Capital shall have no obligation to continue to purchase Receivables. Except as specifically provided herein to the contrary, upon such termination GE Capital, including its assignees, shall continue to own Receivables which they owned prior to such termination and PST shall continue to perform its servicing obligations under Section 2.02 with respect to such Receivables.


                                   ARTICLE IX
                                     DEFAULT

         Section 9.01 Events of Default.

                  The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

                  (a) PST shall fail to make any payment of any amount due pursuant to this Agreement when due and payable.

                  (b) PST shall fail or neglect to perform, keep, or observe any of the terms, provisions, conditions, or covenants contained in this Agreement, and such failure or neglect shall remain unremedied for a period of ten (10) days after notice thereof by GE Capital to PST.

                  (c) Any (i) representation or warranty by PST or (ii) written statement, report, financial statement, or certificate made or delivered by PST or any of its officers to GE Capital under this Agreement shall not be true and correct in all material respects as of the date when made or reaffirmed, and as to (i) and (ii) remain unremedied for a period of ten (10) days after notice thereof by GE Capital to PST.

                  (d) (i) Any of the Receivables sold to GE Capital shall be lost, stolen, damaged, destroyed, sold, encumbered, attached, seized, levied upon, or subjected to a writ or distress warrant, other than as provided in the Amendment or by or through GE Capital; (ii) any of the Receivables sold to GE Capital shall come within the possession of any receiver, trustee, custodian, or assignee for the benefit of creditors of PST; (iii) PST shall have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay, or defraud its creditors or made or suffered a transfer of any of its material property which is fraudulent under applicable bankruptcy, fraudulent conveyance, or other similar law; or (iv) any dissolution, termination of existence, or lack of Solvency shall occur with respect to PST.

                  (e) PST shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against PST seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceedings instituted against PST (but not instituted by it), either such proceedings shall remain undismissed or unstayed for a period of sixty (60) days or any such adjudication or relief sought occurs; or PST shall take any corporate action to authorize any of the actions set forth in this subsection.

                  (f) Final judgment or judgments (after expiration of all times to appeal therefrom) for the payment of money in excess of $500,000 in the aggregate shall be rendered against PST and the same shall not be, either (i) covered by insurance or the insurer shall not have accepted liability therefor or (ii) vacated, stayed, bonded, paid, or discharged for a period of thirty (30) days.

                  (g) Any events shall arise which result in the acceleration of the maturity or the failure to pay when due of any indebtedness in a principal amount in excess of $500,000 of PST.

                  (h) PST is no longer Solvent.

                  (i) An Event of Default as defined in the Senior Loan Agreement shall have occurred thereunder and be continuing.

         Section 9.03 Remedies For Default.

                  If any Event of Default shall have occurred and be continuing:

                  (a) GE Capital, in its discretion, without notice, may terminate this Agreement.

                  (b) In addition to (1) above, GE Capital may exercise any other rights or remedies available to it at law or in equity, subject to the terms of this Agreement.


                                    ARTICLE X
                                 INDEMNIFICATION

         Section 10.01 Indemnification

                  PST shall indemnify and hold harmless GE Capital, GE Capital's Affiliates and any of their respective officers, directors, agents, employees, representatives or assignees from and against any claim, loss, cost, liability, damage or expense (including, without limitation, reasonable attorney's fees) that arise from, are connected with, or result from (a) any breach by PST of the representations, warranties, covenants or other responsibilities set forth in this Agreement, each to be read without regard to any materiality or knowledge requirement in order for there to be a breach or (b) any other act or omission by PST or any of its respective officers, directors, agents, employees, representatives or assignees with respect to the Program, except to the extent attributable solely to the gross negligence or willful misconduct of any such indemnified Person, provided that with respect to attorney's fees PST shall be obligated to indemnify only the reasonable attorney's fees of a single law firm acting as special counsel and any single law firm acting as local counsel to the indemnified Persons collectively, and provided further that PST shall not be obligated to indemnify any release or settlement entered into by any indemnified Person without PST's prior written consent, which such consent shall not be unreasonably withheld or delayed.

                                   ARTICLE XI
                   TRANSFER OF RECEIVABLES AND ACCESS TO DATA

         Section 11.01  Nature of Program; Security Interest.

                  (i) The parties hereto intend and agree that PST shall have no right, title or interest in or to Receivables purchased by GE Capital or any of the proceeds of such Receivables. Against the possibility that, despite such agreement and intentions of the parties, PST is found to have some right, title or interest in or to the Receivables sold to GE Capital or any of the proceeds of such

Receivables, and to provide GE Capital with further assurance, secure GE Capital's rights under the Program (including its right to collect Receivables hereunder), and secure payment and/or performance of all of PST's Obligations, PST hereby grants to GE Capital a present and continuing security interest (subject to no other Liens other than as specified in the Amendment) in and to all Receivables that GE Capital has purchased or with respect to which GE Capital has given consideration pursuant to this Agreement, whether such

Receivables are now existing or hereafter created or acquired and all proceeds of such Receivables.

                  (ii) The parties hereto intend and agree that PST shall have no title to, or ownership of, deposits, credit balances and/or reserves on the books of GE Capital, including the Reserve Account established pursuant to
Article IV, relative to the Program or this Agreement and/or any of the proceeds of any of the foregoing, except such right and interest in or to any of the foregoing as expressly provided herein. Against the possibility that, despite such agreement and intentions of the parties, PST is found to have an ownership interest in or to such deposits, credit balances and/or reserves or any of the proceeds of any of the foregoing, and to provide GE Capital with further assurance, secure GE Capital's rights under the Program (including its right to collect Receivables that GE Capital has purchased or with respect to which GE Capital has given consideration hereunder and to apply deposits, credit balances and/or reserves), and secure payment and/or performance of all of PST's Obligations, PST hereby grants to GE Capital a present and continuing security interest (subject to no other Liens other than as specified in the Amendment) in and to the following, whether now existing or hereafter created or acquired: (a) all deposits, credit balances and/or reserves on the books of GE Capital relative to the Program or this Agreement including, without limitation, the Reserve Account described in Article IV, and (b) all proceeds of any of the foregoing.

                  (iii) The parties hereto intend and agree that PST shall have no right, title or interest in or to returned Merchandise, to the extent such Merchandise was purchased with respect to a Receivable owned by GE Capital that has not been paid by PST with respect thereto, or any of the proceeds of any of the foregoing. Against the possibility that, despite such agreement and intentions of the parties, PST is found to have some right, title or interest in or to such returned Merchandise or any of the proceeds of any of the foregoing, and to provide GE Capital with further assurance, secure GE Capital's rights under the Program (including its right to collect Receivables that GE Capital has purchased or with respect to which GE Capital has given consideration hereunder), and secure payment and/or performance of all of PST's Obligations, PST hereby grants to GE Capital a present and continuing security interest (subject to no other Liens other than as specified in the Amendment) in and to the following, whether now existing or hereafter created or acquired: (a) returned Merchandise, to the extent such Merchandise was purchased with respect to a Receivable owned by GE Capital or with respect to which GE Capital has given consideration pursuant to this Agreement and GE Capital has not been paid by PST with respect thereto; and (b) all proceeds of any of the foregoing.

                  (iv) PST agrees to cooperate fully with GE Capital in order to give effect to the security interest granted, including, without limitation, the filing of UCC-1s or comparable statements in order to perfect and continue such security interest, notifying GE Capital as to its knowledge of any Liens or purported Liens held or asserted by Persons other than GE Capital and other than as specified in the Amendment and the obtaining of such releases and agreements from its creditors as GE Capital may require.

         Section 11.02 Notices to GE Capital.

                  Promptly after it becomes aware thereof, PST shall inform GE Capital of all information relating to the collectability of a Receivable purchased by GE Capital, any changes of address or corporate structure of Obligors with respect to such Receivables, and notices of filings under the Bankruptcy Code with respect to such Obligors.

         Section 11.03 Further Assurances.

                  In addition to the undertakings specifically provided for in this Agreement, PST and GE Capital shall each do all other things and sign and deliver all other documents and instruments reasonably requested by the other to perfect, protect, maintain and help enforce the Liens of GE Capital and the priority of such Liens, and all other rights granted pursuant to this Agreement. Such acts shall include, without limitation, indicating on the books and records of PST that Receivables purchased by GE Capital are the property of GE Capital and/or its assignees; and the


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


filing of financing statements, amendments, and termination statements under the UCC relating to such Receivables. If PST fails to do so within ten (10) days after a request to do so, PST irrevocably authorizes GE Capital to execute alone any financing statement or any other document or instrument which may be required to perfect or protect the interest of GE Capital, including any Lien granted to GE Capital pursuant to this Agreement, and authorizes GE Capital to sign PST's name on the same.

         Section 11.04  Attorney-in-Fact.

                  PST appoints GE Capital or GE Capital's designee as its attorney-in-fact (a) to endorse its name on any checks, notes, acceptances, money orders, drafts, or other forms of payment of or security for any Receivables purchased by GE Capital and not repurchased by PST, (b) to sign its name(s) on any notices to any Obligor in connection with the collection of such Receivables, (c) to send requests for verification of any such Receivables to Obligors thereon, (d) to sue Obligors for the collection of such Receivables and
(e) to do all things necessary to carry out or enforce the obligations of such Obligors and to preserve GE Capital's Lien in and to Receivables it has purchased and which have not been repurchased by PST. This power, being coupled with an interest, is irrevocable until there shall no longer be any amounts outstanding on Receivables purchased by GE Capital, provided that GE Capital shall not use such power to take any action it is prohibited from taking under this Agreement.


         Section 11.05  Continued Liability.

                  PST shall perform all of its respective duties and obligations under any contracts or agreements between them and any Obligors of Receivables purchased by GE Capital that relate to Merchandise purchased (as opposed to the Receivables) in connection with such Receivables. Anything herein to the contrary notwithstanding, (a) PST shall remain liable under any contracts and agreements with any such Obligor that relate to the Merchandise sold (as opposed to the Receivables), and to the extent set forth therein to perform all of their duties and obligations pursuant thereto to the same extent as if this Agreement had not been executed; (b) the exercise by GE Capital of any rights pursuant to this Agreement shall not release PST of such duties or obligations under the contracts and agreements; and (c) except to the extent specifically set forth herein,

GE Capital shall not have any obligation or liability with respect to any Merchandise by reason of this Agreement or be obligated to perform any of the obligations or duties of PST pursuant to this Agreement.

         Section 11.06  Other Party May Perform.

                  If PST fails to perform any of its duties or obligations contained herein and such failure has remained unremedied for a period of ten
(10) days after notice to it from GE Capital, or if such failure is not reasonably susceptible of being cured within such ten (10) day period, or if PST fails to commence to cure such failure within such ten (10) day period and diligently proceed to cure thereafter, GE Capital may itself perform, or cause performance of, such duties or obligations, and the reasonably incurred expenses of GE Capital incurred in connection therewith shall be payable by PST on demand.

         Section 11.07  Audit Rights.

                  In addition to the other rights set forth in this Agreement, GE Capital (by any of its officers, employees, designees and/or agents) shall have the right, during normal business hours upon reasonable notice to PST, in such a manner as to minimize interference with PST's normal business operations, to examine, audit, inspect, and make extracts from all of the data, records, files, and books of account including, without limitation, non-financial information under the control of PST relating to the Receivables purchased by GE Capital, and PST shall use its reasonable best efforts to facilitate GE Capital's exercise of such right, including the assignment of such personnel of PST for the assistance of GE Capital as GE Capital shall reasonably request. PST shall deliver any document or instrument necessary for GE Capital to obtain such information from any Person maintaining records for PST. GE Capital's right to audit information shall include the right to audit information necessary to determine if payments, credits, calculations or allocations made pursuant to this Agreement were accurate. PST shall maintain for a period of at least three
(3) years, or any longer period during which an item is being contested, information reasonably sufficient for GE Capital to perform such audits. PST shall reimburse GE Capital for all reasonable out of pocket expenses incurred by GE Capital in connection with such audits, including a per diem fee of Three Hundred Dollars ($300) per day for GE Capital's field examiners, provided that such reimbursement shall be limited to two audits per calendar year unless a Default or an Event of Default shall have occurred and be continuing in which event no limitation on reimbursement shall apply.


                                   ARTICLE XII
                                  MISCELLANEOUS

         Section 12.01  Complete Agreement; Modification of
                        Agreement; Sale of Interest.

                  This Agreement constitutes the complete agreement between the parties with respect to the subject matter hereof and neither this Agreement nor any Exhibit or Schedule hereto may be modified, altered, or amended, except by an agreement in writing duly executed by authorized representatives of GE Capital and PST. PST may not sell, assign, transfer or delegate any of its rights, titles, interests, remedies, powers, and duties hereunder. PST hereby consents to GE Capital's assignment, transfer, or other disposition, at any time or times, of any of GE Capital's rights, titles, interests, remedies, powers, or duties hereunder; provided, however, that PST shall not be obligated to such assignee or transferee until (a) PST receives notice of the assignment or transfer, and (b) such assignee, transferee or purchaser assumes and agrees, directly or indirectly, to perform all obligations of GE Capital hereunder and provided further that, if the number of owners of Receivables purchased by GE Capital is at any time more than two, the power of attorney under Section 11.04 and the audit rights under Section 11.07 shall be limited to two Persons.

         Section 12.02  No Waiver.

                  Either party's failure, at any time or times, to require strict performance by the other party of any provision of this Agreement shall not waive, affect, or diminish any right of such party thereafter to demand strict compliance and performance therewith. Any suspension or waiver by GE Capital of an Event of Default shall not suspend, waive, or affect any other Event of Default, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants, and representations of PST contained in this Agreement and no Event of Default pursuant to this Agreement shall be deemed to have been suspended or waived by GE Capital, unless such suspension or waiver is by an instrument in writing signed by an officer of GE Capital and directed to the appropriate Person specifying such suspension or waiver.

         Section 12.03  Remedies.

                  Each party's rights and remedies pursuant to this Agreement shall be cumulative and nonexclusive of any other rights and remedies which such party may have pursuant to any other agreement, by operation of law, or otherwise.

         Section 12.04  Waiver of Jury Trial.

                  The parties hereto waive all right to trial by jury in any action or proceeding to enforce or defend any rights hereunder.

         Section 12.05  Fees and Expenses.

                  PST shall be responsible for and pay all reasonable out-of-pocket costs and expenses incurred by GE Capital in connection with the negotiation and execution of this Agreement, including but not limited to reasonable legal fees and disbursements of GE Capital's outside counsel. PST shall be responsible also for the payment of all reasonable fees (including reasonable attorneys' fees) and reasonable out-of-pocket disbursements incurred by GE Capital (a) in connection with actual or proposed workouts, waivers, consents, modifications, intercreditor agreements and the like related to the Agreement and with amending, enforcing (except under circumstances where a court of competent jurisdiction determines that the claims made by GE Capital are without merit), or reasonably protecting its rights under this Agreement or obtaining advice as to whether PST is or may be in breach of this Agreement (including all reasonable attorneys' fees and reasonable out-of-pocket costs incurred in connection with bankruptcy or insolvency proceedings affecting GE Capital with respect to PST); and (b) in connection with any collection efforts relating to this Agreement, provided however, that with respect to attorney's fees PST shall only be obligated to reimburse the reasonable attorney's fees of a single law firm acting as special counsel and any single law firm acting as local counsel.


         Section 12.06  Severability.

                  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law; if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.


         Section 12.07  Parties.

                  This Agreement shall be binding upon, and inure to the benefit of the successors of the parties hereof and permitted assigns of GE Capital.

         Section 12.08  Authorized Signature.

                  Until GE Capital shall be notified to the contrary, the signature upon any document or instrument delivered pursuant hereto of an officer of PST listed in Exhibit C hereto shall bind PST and be deemed to be the act of PST affixed pursuant to and in accordance with resolutions duly adopted by the Board of Directors of PST.

         Section 12.09  Governing Law.

                  This Agreement and the Obligations arising pursuant hereto shall, in all respects, including all matters of construction, validity, and performance, be governed by, and construed in accordance with, the laws of the State of New York (other than conflicts of law provisions thereof) applicable to contracts made and performed in such state and any applicable laws of the United States of America. PST and GE Capital each agrees to submit to personal jurisdiction and to waive any objection as to venue of the federal or state courts in the County of New York, State of New York. Service of process on PST or GE Capital in any action arising out of or relating to this Agreement shall be effective upon receipt thereof if sent or delivered to PST or GE Capital, as the case may be, in accordance with Section 12.10 hereof.

         Section 12.10  Notices.

                  Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration, or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration, or other communication shall be in writing and either shall be delivered in person with receipt acknowledged or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows (and if notice is transmitted by mail, a copy thereof shall be transmitted by electronic facsimile to the telephone number indicated below):

         1.  If to GE Capital, at

                                         General Electric Capital
                                           Corporation
                                         201 High Ridge Road

                                         Stamford, Connecticut 06927
                                         Attention: Account Manager - PST
                                         Facsimile: 203-316-7893
         With a copy to:

                                         General Electric Capital
                                           Corporation
                                         201 High Ridge Road
                                         Stamford, Connecticut 06927
                                         Attention: Corporate Counsel-
                                         Commercial Finance
                                         Facsimile: 203-316-7822

         2.  If to PST, at

                                         Plastic Specialties and
                                         Technologies, Inc.
                                         65 Railroad Avenue
                                         Ridgefield, New Jersey 07657
                                         Attention: Thomas V. Gilboy
                                         Facsimile: 201-941-0602

         With a copy to:

                                         Winthrop, Stimson, Putnam & Roberts
                                         One Battery Park Plaza
                                         New York, N.Y. 10004
                                         Attention:  David P. Falck, Esq.
                                         Facsimile:  212-858-1500

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required pursuant hereto may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, or other communication pursuant hereto shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or five
(5) Business Days after the same shall have been deposited in the United States mail (and a copy sent by electronic facsimile). Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration, or other communication to the Persons designated above to receive copies shall in no way adversely effect the effectiveness of such notice, demand, request, consent, approval, declaration, or other communication.

         Section 12.11 Publicity.

                  From and after the date hereof, with the prior consent of PST, which such consent shall not be unreasonably withheld, GE Capital shall have the right to issue press releases, advertisements, and other promotional materials describing in general terms or in detail GE Capital's participation in the transactions contemplated by this Agreement.

         Section 12.12 Confidentiality.

                  Subject to Section 12.11, each party hereto shall hold in confidence any confidential information obtained from any other party hereto in connection with this Agreement and shall not disclose the same to any third party, except that disclosure to an Affiliate of PST or GE Capital is allowed on a need to know basis with respect to this transaction. The parties hereto agree that the financial terms of this Agreement are considered confidential and will not be disclosed (except in the circumstances described in subsections (b) and (c) below) to any Person if there are practical ways, after discussion with the other party hereto, of avoiding such disclosure. Nothing contained herein shall limit the right of either party to disclose any information (a) as required by law or by judicial or administrative process or to appropriate regulatory authorities, (b) as such information is or becomes public knowledge, (c) to the extent that such information is disclosed to recover the balances owing on Receivables or amounts owing hereunder from another party hereto, and (d) for legitimate business purposes, including but not limited to purposes relating to any securitization, securities filings or in connection with providing information to auditors, prospective purchasers and lenders, provided, however, that prior to disclosing any confidential information of another party hereto to any Person, the party making such disclosure shall notify the appropriate party of the nature of such disclosure and of the fact that such disclosure will be made.

         Section 12.13 Section Titles.

                  The Section Titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

         Section 12.14 Counterparts.

                  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

                  IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.


                           GENERAL ELECTRIC CAPITAL CORPORATION

                           By:
                               -----------------------------------------------
                               Name:
                                        --------------------------------------
                               Title:
                                        --------------------------------------


                           PLASTIC SPECIALTIES AND TECHNOLOGIES, INC.

                           By:
                               -----------------------------------------------
                               Name:
                                        --------------------------------------
                               Title:
                                        --------------------------------------

                                    EXHIBIT B


                               Location of Records


Colorite Hose
65 Railroad Avenue
Ridgefield, New Jersey 07657

Colorite Plastics Waco
700 Jewel Drive
Waco, Texas 76712

Colorite Plastics Sparks
909 East Glendale Road
Sparks, Nevada 89431

                                    EXHIBIT C


                               Authorized Officers


Fred Broling, Chief Executive Officer

Thomas Gilboy, Chief Financial Officer

David Katz, President

Paul Litwinczuk, Secretary

Thomas Stuckey, Assistant Secretary